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                                                                    Exhibit 21.1

NAME OF SUBSIDIARY                                     JURISDICTION OF INCORPORATION
Dresser-Rand Company                                   New York
Dresser-Rand Canada, Inc.                              Canada
Dresser-Rand Compressor Co., Ltd. Shanghai             PRC
Dresser-Rand Global Services, LLC                      Delaware
Dresser-Rand India Private Limited                     India
Dresser-Rand Italia S.r.l                              Italy
Dresser-Rand (Nigeria) Ltd.                            Nigeria
Dresser-Rand S.A.-France                               France
Dresser-Rand Services srl                              Mexico
             Multiphase Power and Processing           Delaware
Technologies, LLC
Dresser-Rand de Mexico S.A.                            Mexico
Dresser-Rand Holding Company                           Delaware
Dresser-Rand International B.V.                        Netherlands
Dresser-Rand Machinery Repair Belgie N.V.              Belgium
Dresser-Rand Power, Inc.                               Delaware
Dresser-Rand Services B.V.                             Netherlands
Dresser-Rand do Brasil, Ltda.                          Brazil
Paragon Engineering Services, Inc.                     Texas
Dresser-Rand Asia Pacific Sdn. Bhd                     Malaysia
Dresser-Rand de Venezuela, S.A.                        Venezuela
Dresser-Rand Japan, Ltd                                Japan
Dresser-Rand Compressor (Suzhou) Ltd.                  PRC
IR Deutsch Holding GmbH                                Germany
Turbodyne Electric Power Corporation                   Delaware
Dresser-Rand Comercio e Industria Ltda.                Brazil
PT Dresser-Rand Services Indonesia                     Indonesia
Dresser-Rand A/S                                       Norway
Dresser-Rand Czech S.R.O.                              Czech Republic
Dresser-Rand B.V                                       Netherlands
Dresser-Rand & Enserv Services Sdn. Bhd.               Malaysia
Dresser-Rand Overseas Sales Company                    Delaware
Dresser-Rand Sales Company S.A.                        Switzerland
Service Center                                         Uzbekistan
Dresser-Rand Company Ltd.-UK                           UK
Dresser-Rand (UK) Ltd.                                 UK
Dresser-Rand Services, S.a.r.l                         Switzerland
Dresser-Rand (SEA) Pte. Ltd.                           Singapore